United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2025

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MSBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $2.00 par value)	MSBIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Midland States Bancorp, Inc. (the “Company”) was unable to file its Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Form 10-Q”) by its prescribed due date. On August 19, 2025, the Company received an expected notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it does not comply with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) because of the continued delinquency in filing the Form 10-Q. The Notice has no immediate effect on the listing or trading of the Company’s common stock or depositary shares on the Nasdaq Global Select Market.

In accordance with Nasdaq’s listing rules, the Company has until October 18, 2025 to submit to Nasdaq a plan to regain compliance with the Listing Rule. Pursuant to the Notice, Nasdaq has the discretion to grant the Company up to 180 calendar days from the due date of the Form 10-Q, or until February 26, 2026, to regain compliance. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

As discussed in the Company’s Form 12b-25, filed with the Commission on August 12, 2025, the Company was unable to file the Form 10-Q by the prescribed due date without unreasonable effort or expense due to the previously disclosed delay in filing its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2025, and the delay in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2025, which was filed with the SEC on August 8, 2025, in each case related to the Company’s previously disclosed restatement of its financial statements. The Company plans to file the Form 10-Q as soon as practicable.

7.01. Regulation FD Disclosure.

On August 22, 2025, the Company issued a press release disclosing the receipt of the Notice. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This document and the exhibits contain forward-looking statements within the meaning of Section 21E of the Exchange Act, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations as to the anticipated timing of filing the Form 10-Q and statements relating to the Company’s plan to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. Such forward-looking statements are subject to many risks and uncertainties, including the expected timing of the review of the Company’s unaudited financial statements as of and for the three and six months ended June 30, 2025 and 2024, and other factors identified in the Company’s most recent periodic reports and other SEC filings, all of which are available on the Company’s website. The Company can provide no assurance that these forward-looking statements will be achieved, and actual results could differ materially from those suggested by such forward-looking statements. The Company does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Midland States Bancorp, Inc., dated August 22, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025	Midland States Bancorp, Inc.

	By:	/s/ Eric T. Lemke
Eric T. Lemke
Chief Financial Officer